Exhibit 99.1

Clean Air for Industry

TURBOSONIC ANNOUNCES 5 FOR 4 STOCK SPLIT

For Immediate Release
Waterloo, Ontario, Canada
July 6, 2005

TURBOSONIC TECHNOLOGIES, INC. (OTC Bulletin Board - TSTA), a leading provider of air pollution control products, today announced it has declared a 5-for-4 stock split of its shares of common stock. Each shareholder, as of the record date, will receive one (1) share for each four (4) shares of TurboSonic Common Stock held. The record date will be July 15, 2005 and the payment date will be July 22, 2005.

Commenting on the stock split, Edward Spink, TurboSonic Chairman and CEO, said, "We are rewarding our shareholders with these additional shares. Combined with our efforts in Sales and Marketing that have led to our record backlog at the start of our new fiscal year on July 1st, this is one of a number of steps that TurboSonic has taken to increase shareholder value and address share liquidity."

TurboSonic Technologies (www.turbosonic.com) designs and markets air pollution control products to industrial customers worldwide. Its products are designed to meet and exceed the strictest emissions regulations, improve performance, reduce operating costs and recover valuable by-products.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement. Factors that impact such forward-looking statements include, among others, changes in general economic conditions, interest rates, government regulations, and competition. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statement, see the annual report on Form 10-KSB and other documents the Company files from time to time with Securities and Exchange Commission.

For further information, contact:
Pat Forde, President
TurboSonic Technologies, Inc.
550 Parkside Drive, Waterloo, Ontario, Canada N2L 5V4
Phone: (519) 885-5513 Fax: (519) 885-6992
www.turbosonic.com email: info@turbosonic.com	www.turbosonic.com